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                                                                   Exhibit 10.35



                                                                       [8/09/01]





                               AMENDMENT NO. 8 TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         Amendment ("Amendment No. 8") dated as of August __, 2001 by and among dELiA*s Group Inc., a Delaware corporation, formerly known as dELiA*s Inc. ("dELiA*s"), the Subsidiaries of dELiA*s set forth on Schedule 1 attached hereto (collectively, the "Subsidiary Borrowers"), dELiA*s Corp., a Delaware corporation, formerly known as iTurf, Inc. ("Parent"), its wholly owned subsidiary, iTurf Finance Company ("iFC", and together with dELiA*s, the Subsidiary Borrowers and Parent, each individually a "Borrower", and collectively, "Borrowers") and Congress Financial Corporation, a Delaware corporation ("Lender").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, Borrowers and Lender have entered into financing arrangements pursuant to which Lender has made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Credit Agreement, dated April 28, 2000, by and among Lender and Borrowers, as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of July 31, 2000, by and among Borrowers and Lender, Amendment No. 2 to Amended and Restated Credit Agreement, dated as of November 10, 2000, by and among Borrowers and Lender, Amendment No. 3 to Amended and Restated Credit Agreement, dated as of November 20, 2000, by and among Borrowers and Lender, Amendment No. 4 to Amended and Restated Credit Agreement, dated as of January 19, 2001, by and among Borrowers and Lender, Amendment No. 5 to Amended and Restated Credit Agreement, dated as of February 2, 2001, by and among Borrowers and Lender, Amendment No. 6 to Amended and Restated Credit Agreement, dated as of May 4, 2001, by and among Borrowers and Lender and Amendment No. 7 to Amended and Restated Credit Agreement, dated as of June 12, 2001, by and among Borrowers and Lender (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Credit Agreement") and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including this Amendment No. 8 (all of the foregoing, including the Credit Agreement, as the same now exist or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

         WHEREAS, Borrowers have requested that Lender agree to certain amendments to the Credit Agreement and Lender is willing to agree to such amendments, subject to the terms and conditions contained herein.

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         NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1.   DEFINITIONS.

         1.1 ADDITIONAL DEFINITION. As used herein, the following terms shall have the respective meanings given to them below and the Credit Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, the following definition:

         "AMENDMENT NO. 8" means this Amendment No. 8 to Amended and Restated Credit Agreement, by and among Lenders, Parent and the other Borrowers, as the same now exists or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced.

         "CONSOLIDATED NET SALES" means, with respect any Person for any period, the aggregate of the net sales of Inventory of such Person and its Subsidiaries, on a consolidated basis, for such period.

         1.2 INTERPRETATION. For purposes of this Amendment, all terms used herein, including but not limited to, those terms used and/or defined herein or in the recitals hereto shall have the respective meanings assigned thereto in the Credit Agreement, unless otherwise defined herein.

         Section 2.   AMENDMENTS.

         2.1 INTEREST RATE. The definition of "Interest Rate" set forth in the Credit Agreement shall be deleted and replaced with the following:

                  "Interest Rate" means:

                           (a) Subject to clauses (b) below, (i) as to Prime
                  Rate Loans, a rate equal to three-quarters percent (3/4%) per annum in excess of the Prime Rate and (ii) as to Libor Loans, a rate equal to two and three-quarter percent (2 3/4%) per annum in excess of the Adjusted Libor Rate (based on the Adjusted Libor Rate applicable for the Interest Period selected by Parent on behalf of Borrowers as in effect three
                  (3) Business Days after the date of receipt by Lender of the request of Parent for such Libor Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Parent or any other Borrower).

                           (b) Notwithstanding anything to the contrary set
                  forth in clause (a) above, the Interest Rate shall mean, as to Prime Rate Loans, a rate equal to one-quarter percent (1/4%) per annum in


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                  excess of the Prime Rate per annum and as to Libor Loans, a rate equal to two and one-quarter percent (2 1/4%) per annum in excess of the Adjusted Libor Rate (calculated as described in clause (a)(ii) above), in each case, effective as of the first day of the month after each of the following conditions is satisfied as determined by Lender in good faith: (i) the Consolidated Pre-Tax Net Income of Parent and its Subsidiaries (other than Screeem! Inc., Storybook Inc., TSI Soccer Corporation and TSI Retail Company) for the immediately preceding twelve (12) month fiscal year (commencing with the fiscal year ending on February 2, 2002) calculated based on the audited financial statements of Parent and its Subsidiaries for such fiscal year delivered to Lender, together with the unqualified opinion of the independent certified accountants, in accordance with Section 6.2 hereof, shall be not less than ($13,830,445) (ii) the Consolidated Net Sales of Parent and its Subsidiaries (other than Screeem! Inc., Storybook Inc., TSI Soccer Corporation and TSI Retail Company) for the immediately preceding twelve (12) month fiscal year (commencing with the fiscal year ending on February 2, 2002) calculated based on audited financial statements of Parent and its Subsidiaries (other than Screeem! Inc., Storybook Inc., TSI Soccer Corporation and TSI Retail Company) described in clause (b)(i) hereof, shall be not less than $160,256,020 and (iii) no Default or Event of Default shall exist or have occurred and be continuing; PROVIDED, THAT, in the event that the Interest Rate is reduced as provided in this clause (b), if in any subsequent fiscal year thereafter the condition set forth in clause (b)(i) and
                  (b)(ii) are not satisfied, effective as of the first day of the month after the receipt by Lender of the audited financial statements of Parent and its Subsidiaries for such fiscal year, the Interest Rate shall increase to those rates set forth in clause (a) above.

                           (c) Notwithstanding anything to the contrary
                  contained in clause (a) or clause (b) above, the Interest Rate shall mean, at Lender's option, as to Prime Rate Loans, the rate of two and one- quarter percent (2 1/4%) per annum in excess of the Prime Rate, and as to Libor Loans, the rate of four and one-quarter percent (4 1/4%) per annum in excess of the Adjusted Libor Rate, without notice, (i) for the period
                  (A) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (B) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing,


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                  and (ii) on the Loans to any Borrower at any time outstanding in excess of the Borrowing Base (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default)."

         2.2 LETTER OF CREDIT ACCOMMODATIONS. Section 2.2(b) of the Credit Agreement is hereby deleted and replaced with the following:

                           "(b) In addition to any charges, fees or expenses
                  charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Lender a letter of credit fee at a rate equal to one and one-quarter percent (1 1/4%) per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrowers shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to three and three-quarters percent (3 3/4%) per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement."

         2.3 Section 6.7 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                           "6.7 ADJUSTED NET WORTH. Maintain an Adjusted Net
                  Worth of Parent and its consolidated Subsidiaries of not less than $30,000,000 for the period from and including the date of Amendment No. 8 and at all times thereafter."

         2.4  Section 6 of the Credit Agreement is amended such that:

                           (a) a new subsection 6.17 is added on to the end of
                  Section 6 as follows:


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                           "6.17 Directly or indirectly, make, whether through
                  purchase, capital leases or otherwise, Capital Expenditures on a non-cumulative basis (such that Capital Expenditures not made in any one fiscal year may not be made in any following fiscal year), in excess of $5,000,000, in the fiscal year of Parent and its Subsidiaries ending on or before February 2, 2002, and such covenant shall be reset by Lender for each fiscal year ending thereafter based upon projections delivered by Borrowers to Lender."

                           (b) a new subsection 6.18 is added on the end of
                  Section 6 as follows:

                           "6.18 Borrowers shall, no less frequently than
                  quarterly, at its expense, deliver or cause to be delivered to Lender written appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely (and to the extent possible, Lender shall use reasonable efforts to have the same appraisal firm as had previously done appraisals of the Inventory of Borrowers conduct any such subsequent appraisals, so long as it does not result in any material delay); PROVIDED, THAT (i) so long as no Obligations are outstanding and no Event of Default exists or has occurred Borrowers shall deliver such appraisals to Lender no less frequently than twice in any twelve (12) consecutive month period; and (ii) at any time an Event of Default exists or has occurred Lender may request such additional appraisals as Lender may deem necessary or desirable."

         Section 3. SPECIAL AVAILABILITY RESERVES. Without limiting any rights or remedies of Lender under the Credit Agreement or any of the other Financing Agreements with respect to the establishment of Reserves or otherwise, but subject to the terms and conditions thereof, Lender hereby agrees to terminate:

         3.1 the Special Availability Reserve in the amount of $300,000 established pursuant to Section 3 of Amendment No. 5; and

         3.2 the Special Availability Reserve in the amount of $3,000,000 established pursuant to Section 2(c) of Amendment No. 6.

         Section 4. REPRESENTATIONS AND WARRANTIES. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers to Lender pursuant to the other Financing Agreements, each Borrower, jointly and severally, hereby


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represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

         4.1 CORPORATE POWER AND AUTHORITY. This Amendment No. 8 has been duly authorized, executed and delivered by all necessary action on the part of each Borrower which is a party hereto and thereto and, if necessary, its stockholders, and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each Borrower contained herein and therein constitute legal, valid and binding obligations of such Borrower enforceable against it in accordance with their terms.

         4.2 CONSENTS; APPROVALS. No action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment.

         4.3 NO EVENT OF DEFAULT. As of the date hereof, and after giving effect to the provisions of this Amendment, no Event of Default, and no condition or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, exists or has occurred and is continuing. All of the representations and warranties set forth in the Credit Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

         Section 5. CONDITIONS PRECEDENT. This Amendment No. 8 shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

         5.1 Lender shall have received an original of this Amendment, duly authorized, executed and delivered by Borrowers, and

         5.2 No Event of Default shall exist or have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default.

         Section 6. ADDITIONAL EVENTS OF DEFAULT. The parties hereto acknowledge, confirm and agree that the failure of Borrowers to comply with the covenants and agreements contained herein, shall in each case constitute an Event of Default under the Financing Agreements, subject to the applicable cure period, if any, with respect thereto provided for in the Credit Agreement or herein.


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         Section 7.  PROVISIONS OF GENERAL APPLICATION.

         7.1 EFFECT OF THIS AMENDMENT. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment No. 8 and the other Financing Agreements, the terms of this Amendment No. 8 shall control.

         7.2 GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

         7.3 BINDING EFFECT. This Amendment No. 8 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         7.4 COUNTERPARTS. This Amendment No. 8 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.
8 to be duly executed and delivered by their authorized officers as of the date and year first above written.

                                   dELiA*s GROUP INC., formerly known as
                                   dELiA*s INC.
                                   dELiA*s DISTRIBUTION COMPANY
                                   dELiA*s FOREIGN SALES CORPORATION
                                   dELiA*s OPERATING COMPANY
                                   dELiA*s PROPERTIES INC.
                                   dELiA*s RETAIL COMPANY
                                   SCREEEM! INC.
                                   STORYBOOK INC.
                                   TSI SOCCER CORPORATION
                                   TSI RETAIL COMPANY
                                   dELiA*s CORP., formerly known as iTURF, INC.
                                   iTURF FINANCE COMPANY

                                   By:
                                      ------------------------------------------

                                   Title:
                                         ---------------------------------------


AGREED TO:

CONGRESS FINANCIAL CORPORATION

By:
   -------------------------------

Title:
      ----------------------------



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                                   SCHEDULE 1

                              SUBSIDIARY BORROWERS
                              --------------------

                           dELiA*s Distribution Company
                           dELiA*s Foreign Sales Corporation
                           dELiA*s Operating Company
                           dELiA*s Properties Inc.
                           dELiA*s Retail Company
                           Screeem! Inc.
                           Storybook Inc.
                           TSI Soccer Corporation
                           TSI Retail Company


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